Exhibit 21

Entity Name	Domicile
1227844 Ontario Ltd.	Ontario
Affiliate Investment, Inc.	DE
Affiliate Relations Holdings, Inc.	DE
Affiliate Sales & Marketing, Inc.	DE
AMI 2, Inc.	DE
Backcountry De Costa Rica Sociedad De Responsabilidad Limitada	Costa Rica
Backcountry.com, Inc.	UT
Big Horn Alternative Energy, LLC	DE
BLE BV	Netherlands
Bodybuilding.com, LLC	DE
Bodybuilding.com, Sociedad De Responsiabilidad Limitada	Costa Rica
BuySeasons, Inc.	DE
California Voices, LLC (f/k/a QVC Voices, LLC)	DE
CDirect Mexico I, Inc.	DE
CDirect Mexico II, Inc.	DE
Celebrate Interactive Holdings, LLC	DE
Celebrate Interactive, Inc.	DE
Centennial Rural Development, inc.	DE
City Cycle, Inc.	AR
Commerce Technologies, Inc. [dba Commerce Hub]	NY
Cool Kicks Media, LLC	DE
Diamonique Canada Holdings, Inc.	DE
DMS DE, Inc.	DE
ER Development International, Inc. (dba QVC International Development)	PA
ER Marks, Inc.	DE
e-Style, LLC	DE
Evite, Inc.	DE
GC Marks, Inc. (f/k/a TATV, Inc.)	DE
GiftCo, Inc.	DE
Higher Power Nutrition Common Holdings, LLC	DE
IC Marks, Inc.	DE
IM Experience, Inc.	PA
Influence Marketing Corp (dba QVC @ theMall) [Unlimited Liability Corp.]	Nova Scotia
Influence Marketing Services, Inc.	Ontario
Innovative Retailing, Inc.	DE
iQVC GmbH	Germany
Liberty Alta IV, Inc.	DE
Liberty Alta, Inc.	DE
Liberty Alternative Energy, LLC	DE
Liberty CDE Investments, Inc.	DE
Liberty Clean Fuels, Inc.	DE
Liberty Interactive Advertising, LLC d/b/a Liberty Advertising	DE
Liberty Interactive, LLC	DE
Liberty Protein, Inc.	DE

Liberty QVC Holding, LLC	DE
Liberty USA Holdings, LLC	DE
Liberty USVI Energy, Inc.	DE
LMC Lockerz, LLC	DE
LMC Right Start, Inc.	DE
LMC Social, LLC	DE
Lockerz, LLC	DE
Monroe Fuels Company, LLC	DE
MotoSport, Inc	DE
NSTBC, Inc.	DE
Provide Cards, Inc	CA
Provide Commerce, Inc. (dba Shari's Berries)	DE
Provide Creations, Inc., d/b/a Personal Creations	DE
Provide Gifts, Inc. (dba RedEnvelope)	DE
Q The Music, Inc.	DE
QC Marks, Inc.	DE
QDirect Ventures, Inc. (fka Qdirect, Inc.)	DE
QExhibits, Inc.	DE
QHealth, Inc.	DE
QLocal, Inc. (fka QVC Local, Inc.)[dba QVC Productions; QVC Remote Productions]	DE
QVC [English Unlimited Liability Company]	UK
QVC Britain [English Unlimited Liability Company]	UK
QVC Britain I Limited [English limited liability company]	England
QVC Britain I, Inc.	UK
QVC Britain II, Inc.	UK
QVC Britain III, Inc.	UK
QVC Call Center GmbH & Co. KG	Germany
QVC Call Center Vërwaltungs-GmbH	Germany
QVC Cayman Holdings LLC	DE
QVC Cayman, Ltd.	Cayman
QVC Chesapeake, Inc.	VA
QVC China Domain Limited (fka QVC Pacific international Limited; Discerning Holdings Limited	Hong Kong
QVC China Holdings Limted	Hong Kong
QVC China Licensing, Inc. (f/k/a AI 2, Inc.)	DE
QVC China, Inc.	DE
QVC Delaware, Inc.	DE
QVC Deutschland GP, Inc.	DE
QVC Deutschland Inc. & Co. KG (a partnership) (fka QVC Deutschland GmbH)	Germany
QVC eDistribution Inc. & Co. KG	Germany
QVC eProperty Management GmbH & Co. KG	Germany
QVC eService Inc. & Co. KG	Germany
QVC France SAS	France
QVC Germany I LLC (fka QVC Germany I, Inc.)	DE
QVC Germany II LLC (fka QVC Germany II, Inc.)	DE
QVC Global DDGS, Inc.	DE
QVC Grundstücksverwaltungs GmbH	Germany

QVC GV Real Estate GmbH & Co. KG	Germany
QVC Handel GmbH	Germany
QVC HK Holdings, LLC	DE
QVC India, Ltd.	DE
QVC Information and Technologies (Shenzhen) Co., Ltd	China
QVC International LLC (fka QVC International, Inc.)	DE
QVC International Management LLC & Co KG (a partnership)	Germany
QVC Italia S.r.l. [Italian limited liability company]	Italy
QVC Italy Holdings, LLC	DE
QVC Japan Holdings, Inc.	DE
QVC Japan Services, Inc.	DE
QVC Japan, Inc.	Japan
QVC Mexico II, Inc.	DE
QVC Mexico III, Inc.	DE
QVC Mexico, Inc.	DE
QVC of Thailand, Inc.	DE
QVC Pension Trustee Limited	UK
QVC Productworks, Inc.	DE
QVC Properties, Ltd.	UK
QVC Publishing, Inc.	DE
QVC Realty, Inc.	PA
QVC Rocky Mount, Inc.	NC
QVC RS Naples, Inc.	FL
QVC San Antonio, LLC (fka QVC San Antonio, Inc.)	TX
QVC Satellite, Ltd	Japan
QVC Shop International, Inc. (f/k/a EZShop International, Inc.)	DE
QVC St. Lucie, Inc.	FL
QVC STT Holdings, LLC	DE
QVC Studio GmbH	Germany
QVC Suffolk, Inc. (fka CVN Distribution Co., Inc.; C.O.M.B. Distribution Co.)	VA
QVC TX, LLC	DE
QVC UK Holdings Limited	England-Wales
QVC, Inc.	DE
QVC-QRT, Inc.	DE
RS Marks, Inc.	DE
RS Mebane, Inc.	NC
RS Myrtle Beach, Inc.	SC
Savor North Carolina, Inc.	NC
Send the Trend, Inc	DE
TOBH, Inc.	DE